Exhibit 99.1

For Immediate Release

Patrick Industries Special Meeting of Shareholders

To Be Held on November 29, 2007

ELKHART, Ind., October 30, 2007 – Patrick Industries, Inc. (NASDAQ: PATK) today announced that the Special Meeting of Shareholders scheduled for Thursday, November 1, 2007 has been rescheduled to Thursday, November 29, 2007. The Company called a special meeting to seek shareholder approval of a $13.5 million rights offering of common stock to its shareholders, an increase in the number of authorized shares of its common stock and other related proposals. The rescheduled meeting will be held at the Company’s corporate offices, 107 W. Franklin Street, Elkhart, Indiana, at 10:00 a.m., Indiana time.

The Company has rescheduled the Special Meeting in response to notice it received from the Securities and Exchange Commission that it will conduct a routine review of the Company’s most recent public filings.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell any securities.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a manufacturer of component products and a distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other Industrial sectors and operates coast-to-coast through locations in 14 states. Patrick’s major manufactured products include cabinet and wall components, countertops, adhesives, and aluminum extrusions. Patrick also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products. Patrick recently completed the acquisition of Adorn Holdings, Inc., a $240 million manufacturer and supplier to the recreational vehicle, manufactured housing, and industrial markets.

Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Patrick’s common stock and other matters.

Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. Patrick does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond the Patrick’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com